UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

American Financial Group, Inc. convened its annual meeting of shareholders on May 22, 2013.  The voting results on the proposals considered at the annual meeting are set forth below:

1.	Elect 11 directors.

	For	Withheld	Broker Non-Votes
Carl H. Lindner III	75,306,171	2,299,536	4,041,327
S. Craig Lindner	75,307,137	2,298,570	4,041,327
Kenneth C. Ambrecht	75,871,791	1,733,916	4,041,327
John B. Berding	66,931,703	10,674,004	4,041,327
Joseph E. (Jeff) Consolino	67,296,881	10,308,826	4,041,327
Virginia C. Drosos	76,958,604	647,103	4,041,327
James E. Evans	73,651,130	3,954,577	4,041,327
Terry S. Jacobs	76,560,446	1,045,261	4,041,327
Gregory G. Joseph	76,116,356	1,489,351	4,041,327
William W. Verity	68,567,409	9,038,298	4,041,327
John I. Von Lehman	75,942,642	1,663,065	4,041,327

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

For	Against	Abstain
80,632,856	824,332	189,846

3.	Approve, on an advisory basis, compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
75,350,671	1,966,864	288,172	4,041,327

4.	Shareholder proposal to adopt a sexual orientation non-discrimination policy.

For	Against	Abstain	Broker Non-Votes
27,030,592	46,469,081	4,105,314	4,041,327

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: May 24, 2013	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President